EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2003, relating to the consolidated financial statements of RAE Systems Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

/S/ BDO SEIDMAN, LLP

        BDO Seidman, LLP

        San Jose, California

May 16, 2003